EXHIBIT 12

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
________________________________    x

HUGH NEU CORPORATION,               :

            Petitioner,       :     96 Civ. 7353 (WK)

      -against-               :     STIPULATION DISSOLVING
                                    TEMPORARY RESTRAINING
PROLER INTERNATIONAL CORP.,         :     ORDER

            Respondent.             :

________________________________    x

            It is hereby stipulated that the temporary restraining order ("TRO") entered by the Supreme Court of the State of New York, County of New York, in this proceeding on September 24, 1996, and the bond filed by petitioner in conjunction with issuance of the TRO on September 27, 1996 with the New York County Clerk, each shall be deemed dissolved, and each shall be of no further force or effect.

Dated: New York, New York
            October 2, 1996

                        PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                        1285 Avenue of the Americas
                        New York, New York 10019-6064
                        (212) 373-3000

                        By:/s/ MARTIN FLUMENBAUM
                               Martin Flumenbaum (MF-9067)
                               Attorneys for Petitioner

                        CLEARY, GOTTLIEB, STEEN & HAMILTON
                        One Liberty Plaza
                        New York, New York  10006-1470
                        212-225-2000

                        By:/s/ RICHARD F. ZIEGLER
                               Richard F. Ziegler (RZ-0872)

SO ORDERED

Dated:

/s/ WHITMAN KNAPP
    U.S.D.J.